                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             THE THOMSON CORPORATION
             (Exact name of registrant as specified in its charter)

             ONTARIO                                 98-0176673
(State of incorporation or organization)  (IRS Employer Identification No.)
                                  Metro Center
                                One Station Place
                              Stamford, Connecticut
                               United States 06902
          (Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class             Name of Each Exchange on Which
to be so Registered:            Each Class is to be Registered:
--------------------            -------------------------------
Common Shares, no par value     New York Stock Exchange


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-87412

Securities to be registered pursuant to Section 12(g) of the Act:  None.
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Item 1.  Description of Registrant's Securities to be Registered.

      The Registrant hereby incorporates by reference the description of the common shares under the caption "Description of Share Capital" set forth in the Preliminary Prospectus dated May 16, 2002 relating to the common shares and forming a part of the Amendment No. 1 to the Registration Statement on Form F-10 of the Registrant (File No. 333-87412) (as the same may be amended or supplemented from time to time, the "Registration Statement"). For the purpose of such description any prospectus supplement relating to the Registration Statement filed pursuant to General Instruction II.L. under Form F-10 under the Securities Act of 1933, as amended which purports to describe the common shares shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits.

      All exhibits required to be filed by Instruction II to Item 2 will be provided to the New York Stock Exchange, Inc.


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SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                          THE THOMSON CORPORATION

                                          By: /s/ David J. Hulland
                                             -----------------------------------
                                                  David J. Hulland
                                            Senior Vice President, Finance

Date:  June 5, 2002


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                                  EXHIBIT INDEX


EXHIBIT NO.                                  DESCRIPTION
-----------                                  -----------
All exhibits required by Instruction II to Item 2 have been or will be supplied to the New York Stock Exchange, Inc.


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